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                                                                    EXHIBIT 99.3




                  Consent of Morgan Stanley & Co. Incorporated
                  --------------------------------------------

     We hereby consent to the use of our opinion letter dated April 13, 1998 to the Board of Directors of Paragon Health Network, Inc. included as Annex VI to the Proxy Statement relating to the proposed merger of Paragon Acquisition Sub, Inc., a wholly owned subsidiary of Paragon Health Network, Inc., with and into Mariner Health Group, Inc. and to the references to such opinion in such Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                         MORGAN STANLEY & CO. INCORPORATED

                         By /s/ Kevin S. Murphy
                            ---------------------


June 18, 1998

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